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                                                                    Exhibit 32.2

                    Certification of Chief Financial Officer

      The undersigned Chief Financial Officer of Florida Choice Bankshares, Inc. does hereby certify, to such officer's knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of Florida Choice Bankshares, Inc.

                                                  /s/ Stephen R. Jeuck
                                                  ----------------------------
                                                  Stephen R. Jeuck
                                                  Chief Financial Officer

Date:  March 22, 2005